SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 10, 2004

PRIME MEDICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22392	74-2652727
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Capital of Texas Highway

Suite B-200

Austin, Texas 78746

(Address of principal executive offices including Zip Code)

(512) 328-2892

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 10, 2004, HealthTronics, Inc. (f/k/a HealthTronics Surgical Services, Inc.)(“HealthTronics”) Prime Medical Services, Inc. (“Prime”) closed the merger (the “Merger”) of Prime with and into HealthTronics pursuant to the Agreement and Plan of Merger dated June 11, 2004 between HealthTronics and Prime. HealthTronics is the surviving corporation in the Merger. As a result of the Merger, each outstanding share of Prime common stock, $0.01 par value per share, was converted into a share of common stock, no par value of HealthTronics. The merged company will be headquartered in Austin, Texas.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, Prime’s shares of common stock will cease quotation on the Nasdaq National Market as of the close of trading on November 10, 2004.

Item 3.03 Material Modification to Rights of Security Holders.

In connection with the closing of the Merger on November 10, 2004, HealthTronics adopted amended and restated articles of incorporation and amended and restated bylaws that modify the rights of HealthTronics’ shareholders. The terms of HealthTronics’ amended and restated articles of incorporation and amended and restated bylaws, including the modifications on the rights of HealthTronics’ shareholders, were described in the Joint Proxy Statement/ Prospectus of HealthTronics and Prime filed by HealthTronics pursuant to Rule 424(b)(3) on October 7, 2004.

Item 5.01 Changes in Control of Registrant.

The Merger may have resulted in a change in control of Prime as HealthTronics stockholders held approximately 38% of the outstanding common stock of the surviving corporation immediately after the Merger. In addition, HealthTronics’ director designees constitute four of HealthTronics’ ten directors following the Merger, and certain members of HealthTronics’ management continue to hold HealthTronics’ management positions following the Merger. The Prime stockholders used Prime common stock as consideration for the HealthTronics common stock acquired in the Merger.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The following directors of Prime have resigned in connection with the Merger: Carl S. Luikart, M.D. and Michael J. Spaulding, M.D. The following directors of Prime have now become directors of HealthTronics following the Merger: R. Steven Hicks, Brad A. Hummel, Michael R. Nicolais, William A. Searles, Kenneth S. Shifrin and Perry W. Waughtal.

R. Steven Hicks was a director of Prime from December 2002 until the closing of the Merger. In June 2000, Mr. Hicks became Chairman of Capstar Partners, LLC, an Austin based private investment company. Previously he founded Capstar Broadcasting and served as Vice Chairman of AMFM, Inc.

Mr. Hummel was Prime’s President and Chief Executive Officer and a director from June 2000 until the closing of the Merger. From October 1999 until June 2000, Mr. Hummel was Prime’s Executive Vice President and Chief Operating Officer. From 1984 to 1999, Mr. Hummel was with Diagnostic Health Services, Inc., a multi-state provider of mobile and fixed base imaging services. From 1981 to 1984, Mr. Hummel was an associate with Covert, Crispin and Murray, a Washington, D.C. and London-based management consulting firm.

Mr. Nicolais was a director of Prime from April 2002 until the closing of the Merger. Mr. Nicolais is currently President of Highlander Partners, L.P., a private investment partnership. From August 2002 to March 2004 he was Managing Director of Stephens, Inc., an investment banking firm. From March 2001 through August 2002, he was a partner of Olivhan Investments, L.P., a private investment partnership. Prior to that he spent approximately 15 years with Donaldson, Lufkin and Jenrette, also an investment banking firm. He is a member of the Board of Directors of Eagle Materials, Inc. (f/k/a Centex Construction Products, Inc.) (NYSE: EXP), a construction products company.

Mr. Searles was a director of Prime from 1989 until the closing of the Merger. He has been an independent business consultant since 1989. Before then, he spent 25 years with various Wall Street firms, the last ten of which were with Bear Stearns. In 1989, he became a director of American Physicians Service Group, Inc. (NASDAQ: AMPH), a management and financial services firm. From 1972 to 1999, Mr. Searles was the sole owner of Travelmart, Inc., a small privately-held New Jersey based travel agency.

Mr. Shifrin was Chairman of the Board of Prime from 1989 until the closing of the Merger and served as Executive Chairman until December 30, 2001. Mr. Shifrin has served in various capacities with AMPH since 1985, and is currently the Chairman of the Board and Chief Executive Officer of AMPH. In June of 2003, he became a director of Financial Industries Corporation (NASDAQ: FNINE), a Texas-based insurance company.

Mr. Waughtal was a director of Prime from December 2003 until the closing of the Merger. Since April 2000, he has been a director of KMR and Kinder Morgan G.P., Inc. He is also the Chairman and a limited partner of Songy Partners Limited, an Atlanta, Georgia based real estate investment company. Previously, he served for over 30 years as Vice Chairman of Development and Operations and as Chief Financial Officer for Hines Interests Limited Partnership, a real estate and development entity based in Houston, Texas.

Also upon the closing of the Merger, Brad A. Hummel was appointed Chief Executive Officer and President and John Q. Barnidge was appointed Chief Financial Officer and Senior Vice President of HealthTronics.

Mr. Hummel’s business background and experience is described above. Mr. Barnidge was Prime’s Chief Financial Officer and Senior Vice President from August 2001 until the closing of the Merger. From June 1986 to July 2001, Mr. Barnidge was a principal at Simonton, Kutac & Barnidge, LLP, a                      firm. From 1981 to 1986, Mr. Barnidge was with Houston Oil Fields Co. as its                     . From 1976 to 1981 Mr. Barnidge was an accountant with Arthur Andersen and Co.

Mr. Hummel and Mr. Barnidge each had employment agreements with Prime that have been assumed by HealthTronics in connection with the Merger. The agreements provide for the payment of a base salary, performance bonuses and other customary benefits. Mr. Hummel’s agreement provides for an annual salary, currently $400,000, and terminates April 1, 2005. Mr. Barnidge’s agreement provides for an annual salary, currently $230,000, and terminates September 1, 2004. Each agreement entitles the employee to receive severance payments, generally equal to two times the employee’s average compensation for the past two years, if we terminate such individual’s employment without cause. The agreements also give the employees the right to terminate employment and receive severance payments in the event of a direct or indirect change of control as a result of change in ownership of HealthTronics or certain changes in the members of HealthTronics’ board of directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME MEDICAL SERVICES, INC.
(Registrant)

Dated: November 10, 2004	By:	/s/ James S. B. Whittenburg
	Name:	James S. B. Whittenburg
	Title:	Senior Vice President – Development, General Counsel and Secretary

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